EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Numerical Technologies Inc. on Form S-8 of our report dated November 17, 2000 on the consolidated financial statements of Cadabra Design Automation Inc. for the years ended September 30, 2000 and 1999, appearing in the Numerical Technologies Inc. current Report on Form 8-K/A filed with the Commission on December 22, 2000.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Ottawa, Canada
October 28, 2002